UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2005

Material Sciences Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	01-8803	95-2673173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 East Pratt Boulevard

Elk Grove Village, Illinois 60007

(Address of Principal Executive Offices, including Zip Code)

(847) 439-8270

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

On June 16, 2005, the registrant entered into severance and change in control agreements with three of its executive officers, Messrs. Clifford D. Nastas, Jeffrey J. Siemers and John M. Klepper. The agreements become effective June 30, 2005 and have a term of one-year, automatically renewable for successive one-year terms unless either party gives written notice at least 60-days’ prior to the expiration of the then current term that such party seeks to terminate the agreement as of June 30 of the then current year. The agreements provide that each executive officer named above has the right to receive severance if his employment terminates under certain circumstances. In the event that the registrant terminates the executive’s employment for any reason other than for cause, death or disability, or if the executive terminates his employment in the event of a constructive discharge prior to a change in control, the executive will be entitled to receive severance in the amount of 1.0 times the sum of such executive’s base salary and the amount awarded to the executive under the management incentive plan for the most recently completed fiscal year (the “Compensation Amount”).

In the event that the registrant terminates the executive’s employment for any reason other than for cause, death or disability, or if the executive terminates his employment in the event of a constructive discharge within 15 months of a change in control, the executive will be entitled to receive severance in the amount of 1.5 times such executive’s Compensation Amount. In addition, all stock options or shares of restricted stock which are unvested immediately prior to a change in control shall become fully vested and remain exercisable for at least ninety days after change in control.

The executives are also entitled to outplacement and other benefits under the agreement, and are subject to non-competition and non-solicitation covenants following termination.

The above description does not purport to describe all of the terms of the severance and change in control agreements with each of Messrs. Nastas, Siemers and Klepper. You should read the complete text of each severance and change in control agreement, which are filed as Exhibits 10(a), 10(b) and 10(c) to this report and incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

On June 20, 2005, the registrant issued a press release announcing financial results for the fourth quarter and fiscal 2005 ended February 28, 2005. A copy of the press release is being furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

The information, including Exhibit 99.1, in this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, except as shall otherwise be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Document
10(a)	Severance and Change in Control Agreement by and between Material Sciences Corporation and Clifford D. Nastas, effective as of June 30, 2005.

10(b)	Severance and Change in Control Agreement by and between Material Sciences Corporation and Jeffrey J. Siemers, effective as of June 30, 2005.

10(c)	Severance and Change in Control Agreement by and between Material Sciences Corporation and John M. Klepper, effective as of June 30, 2005.

99.1	Press release dated June 20, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATERIAL SCIENCES CORPORATION

/s/ Jeffrey J. Siemers
By: Jeffrey J. Siemers
Its: Chief Financial Officer

Date: June 20, 2005